FILED
In the office of the
Secretary of the State of
STATE OF NEVADA
Sept 01 1995

                            ARTICLES OF INCORPORATION

                                       OF

                            Austin Underground, Inc.


Know all men by these present,

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statutes 78.090 inclusive, as amended, and certify that,

1.       The name of this corporation is

                                             Austin Underground, Inc.

2. Offices for the transaction of any business of the Corporation and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3.       The nature of the business is to engage in any lawful activity.

4. The Capital Stock shall consist of 50,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the Corporation shall be styled directors, of which there shall be no less than 1. The Directors of this Corporation need not be stockholders. The first Board of Directors is Raymond M. Girard, whose address is 1700 E. Desert Inn Rd., Suite 100, Las Vegas, NV 89109.

6.       This Corporation shall have perpetual existence.

7. The name and address of each of the incorporators signing these Articles of Incorporation are as follows; Raymond M. Girard, whose address is 1700 E. Desert Inn Road, Suite 100, Las Vegas, NV 89109.

8. This Corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

9.       The resident agent of this Corporation shall be Raymond M. Girard, 1700
         E. Desert Inn Road, Suite 100, Las Vegas, NV 89109.

10. The Capital Stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions

11. No director or officer of the Corporation shall be personally liable to the Corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification

I, the undersigned, being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly, have hereunto see my hand this 3 day of August, 1995.


                                                /s/ Raymond M. Girard
                                                ---------------------
                                                Raymond M. Girard
                                                1700 E. Desert Inn Rd, Suite 100
                                                Las Vegas, NV 89109


State of NEVADA                     )
                                    )ss.
County of CLARK                     )

On August 3, 1995, personally appeared before me, a notary public, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he/she executed the instrument.


                                                 /s/ Kristin D. Payne
                                                 --------------------
                                                 Signature

FILED
In the office of the
Secretary of State of the
STATE OF NEVADA
Feb 26 1999

              CERTIFICATE OF AMENDMENT OF ARTICLES ON INCORPORATION

                            Austin Underground, Inc.
                                (the Corporation)

We, the undersigned, Andrew W. Berney (President) and Douglas Ansell (Secretary) of the Corporation do hereby certify:

         That the board of Directors of the Corporation at a special meeting of the board of directors duly convened and held on the 25th day of February 1999, adopted a resolution to amend the original articles as follows:

                  Article I is hereby amended to read as follows:

                           "The name of the Corporation is (hereinafter known as the corporation) is SaleOutlet.com"

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 6,000,000 that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Andrew W. Berney                              /s/ Douglas Ansell
--------------------                              ------------------
Andrew W. Berney, President                       Douglas Ansell, Secretary


State of Nevada            )
                           )ss.
County of Clark            )

         The undersigned Notary Public certified, deposes and states that Andrew
W. Berney and Douglas Ansell, personally appeared before me and executed the foregoing on behalf of the Corporation as it's President and Secretary respectively, this 25th day of February 1999.

                                                  /s/ Bridget E. Richards
                                                  -----------------------
                                                  Notary Public in and for said
                                                  County and State